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                                                                Exhibit 10.29

                              CONSULTING AGREEMENT

         THIS AGREEMENT made as of April 3, 1996, by and between BROOKE (OVERSEAS) LTD., a Delaware corporation (hereinafter the "Company"), with its principal place of business at 100 S.E. Second Street, Miami, Florida 33131, BELGRAVE LIMITED, a Gibraltar corporation (hereinafter the "Consultant"), with its principal place of business at 17 Paseo Illetas, Palma de Mallorca, Spain, and Eduard Z. Nakhamkin, a citizen of the United States of America ("Nakhamkin").

                                    PREAMBLE

         The Company is engaged in making investments throughout the world for itself and its affiliates. Consultant has been involved in some of the same investments made by the Company in, among other countries, Russia, for a number of years, and has accumulated experience in Russia and elsewhere which the Company believes would be of value in the operation of the Company's businesses in Russia and elsewhere.

         The Company now desires that Consultant enter into this Agreement in order to induce Consultant to provide consulting services to the Company. The Company further desires to ensure that Consultant does not compete against the Company. Consultant agrees to provide consulting services and not to compete upon the terms and conditions hereinafter set forth.

                              W I T N E S S E T H :

I.       CONSULTING COMMITMENT

         1. Nature of the Consulting Commitment. The Company hereby retains Consultant to serve, and Consultant hereby agrees to provide consulting services, under the terms and conditions set forth below in the capacity of Consultant, in connection with investments to be made by, and the operation of businesses of, the Company (the "Consulting Services"). The Company and Consultant agree that in its capacity as a Consultant, upon the Company's reasonable request, Consultant shall be available at reasonable times to provide Consulting Services to the Company. It is the understanding of the Company and the Consultant that the Consulting Services commitment herein envisioned is not one based on hours of work or availability at the Company's offices, but rather is based on the Consultant's commitment to share with the Company at reasonable times the value of the Consultant's experience regarding investments to be made by, and the operation of businesses of, the Company.

         2. Consulting Term. The term of the consulting relationship hereunder shall commence as of April 3, 1996 and shall terminate on December 31, 1997 (the "Consulting Term"); provided, however, that Consulting Fees (as defined below) payable by the Company


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to the Consultant hereunder shall be paid as scheduled in Annex A hereto. During the Consulting Term the Consultant shall provide the Consulting Services.

II.      CONSIDERATION

         1. Consulting Fee. In consideration of the execution and delivery of this Agreement by the Consultant and in consideration of the provision of Consulting Services by the Consultant, the Company agrees to pay to the Consultant the fees set forth on Annex A hereto (the "Consulting Fees"). The Consulting Fees shall be payable, by wire transfer, to an account designated by Consultant to the Company at least three (3) business days prior to any payment.

         2. Additional Payment. In the event of (i) the sale of 20% or more of the capital stock of Liggett-Ducat Ltd., a Russian closed joint stock corporation ("Liggett"), in one or more transactions, (ii) the sale or lease of any portion of the cigarette manufacturing operations of Liggett-Ducat Tobacco (the "Cigarette Operations"), (iii) the sale of the real estate and buildings, situate thereon, located at either 6, 7 or 8-10 Gasheka Street (the "Real Estate"), or (iv) the prepayment of lease payments relating to the premises at any Gasheka Street address, the Company shall be required to pay Consultant an amount equal to 12.1% of the Net Proceeds (as defined below) received from such sale, lease or prepayment, calculated as of the date of such transaction (the "Additional Payment") and such Additional Payment shall be credited to the Company's obligation to pay the remaining unpaid balance of the Consulting Fees, with such credit being applied in the inverse order of maturity (i.e., first applied to the last payment due, then applied to the penultimate payment due, and so on); and, provided, that in no event shall the total of all payments made hereunder (including, in each case, any Additional Payments) exceed $5,231,900 plus interest, if any (the "Maximum Amount"). The term "Net Proceeds" for purposes of this paragraph shall mean the proceeds received from any sale, lease or prepayment after payment of any indebtedness owed to any party other than Brooke or its affiliates, costs and expenses, fees, taxes or development costs, all as may be associated or incurred in connection with such sale, lease, or prepayment.

         In the event that the Company or Liggett obtains financing (whether in the form of a loan or revolving credit agreement or otherwise) for Liggett, the Cigarette Operations or the Real Estate, and the proceeds of such financing are used (i) to pay a dividend to the shareholders of Liggett, or (ii) for purposes other than in connection with the business of the borrower, the Company shall be required to pay Consultant an amount equal to 12.1% of the amount of the financing obtained, calculated and credited as provided in the first sentence of the prior paragraph, and subject to the Maximum Amount. In the event that the indebtedness repaid in connection with any sale, lease, or prepayment referred to in the first sentence of the prior paragraph is indebtedness owed to Brooke or its affiliates, the Company shall be required to pay Consultant an amount equal to 12.1% of the amount of indebtedness so repaid to Brooke or its affiliate, calculated and credited as provided in the first sentence of the prior paragraph, and subject to the Maximum Amount.

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         3. Pledge of Stock. As security for the payment of Consulting Fees due to Consultant hereunder, the Company agrees to pledge to Consultant certain of the shares of Common Stock of Liggett purchased by the Company from the Consultant, on the date hereof, pursuant to a Pledge Agreement in the form of Annex B hereto (the "Pledge Agreement").

         4. Green Crown Note and Other Documents. In connection with the transactions contemplated by this Agreement, the Company agrees to transfer and assign, on the date hereof, to the Consultant (i) the promissory note of Green Crown Corp. ("Green Crown") dated August 30, 1994 in the principal amount of U.S. $3,500,000 payable to Brooke Irkutsk, Inc. ("BI"), (ii) the Interest Pledge Agreement dated as of August 30, 1994 by and between BI and Green Crown, which secures the payment under such promissory note, and (iii) the guaranty by Fort Info International Trading of payments due under Green Crown's promissory note to BI.

         5. Payment of Consulting Fees. The Company understands that due to the unique nature of the Consulting Services to be rendered by Consultant hereunder, no specific dollar value can be attached or attributed to the Consulting Services rendered by Consultant during any particular period or unit of time. Therefore, in the event that subsequent to the execution and delivery of this Agreement, the Company for whatever reason fails, or for any reason is unable, to make use of Consultant's willingness to provide Consulting Services hereunder, the Consulting Fees described above shall nonetheless and in all events be due and payable as scheduled.

         6. Prepayment. The Company may prepay the Consulting Fees without a penalty.

III.     EVENTS OF DEFAULT AND REMEDIES

         1. Default By The Company. Upon the failure by the Company to pay any portion of the Consulting Fees when due as provided above, the Consultant shall provide written notice to the Company of such failure to pay and upon receipt of such notice the Company shall have ten days to pay the amounts currently due to Consultant hereunder. If such amounts are not received by the Consultant within ten days after receipt of such written notice, Consultant may treat this Agreement as being in default, cease to perform Consulting Services hereunder and enforce its rights under the Pledge Agreement.

         2. Default By The Consultant. In the event that the Consultant (a) is guilty of willful misconduct injurious to the Company, or (b) violates the provisions of the non-competition and confidentiality provisions of Article IV hereof, then and in each such event the Company may terminate this Agreement with no further obligation on the part of the Company to pay the unpaid balance of the Consulting Fees to Consultant.

IV.      NON-COMPETITION & CONFIDENTIALITY

         1. Each of Consultant and Nakhamkin covenants and agrees with the Company that it shall not, until December 31, 2000 (i) directly or indirectly, in any manner whatsoever,

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including, without limitation, either individually or in partnership or jointly, or in conjunction with any other person or persons, firm, association, syndicate, company or corporation, as principal, agent, shareholder (except as shareholder of not more than 5% of the voting shares of a publicly traded corporation), employee or in any other matter whatsoever, work for, be employed by or acquire an interest in any corporation which competes, either directly or indirectly, with the Company or which is involved in commercial real estate development in Moscow or in the tobacco industry or permit its name or any part thereof to be used or employed by a business engaged in the sale, manufacture, distribution or marketing of tobacco products or the construction or development of commercial real estate in Moscow or any corporation affiliated with such businesses; (ii) entice away or otherwise attempt to obtain the withdrawal of any employee of the Company or its subsidiaries, parent, affiliates or related partner; or (iii) entice away or otherwise attempt to obtain any customer of the Company or its subsidiaries, parent affiliates or related partner. For purposes of this section, the Consultant and Nakhamkin shall not be permitted to compete with the Company until December 31, 2000 in any business in which the Company is engaged on or before the date of voluntary cessation, by the Consultant, of the Consultant's employment with the Company.

         2. Consultant and Nakhamkin shall not use, divulge, furnish or make accessible to anyone any knowledge or information in or coming into Consultant's possession or control with respect to or concerning (i) confidential or secret documents, processes, plans, devices or materials relating to the business and operations of the Company and its affiliates, (ii) any other confidential or secret aspect of the business of the Company and its affiliates, including, without limitation, any customer lists, pricing or other information with respect to the business and operations of the Company and its affiliates, or
(iii) the execution or performance of this Agreement or the transactions and services contemplated hereunder.

V.       MISCELLANEOUS PROVISIONS

         1. No Conflicting Agreements and Other Matters. Each of Consultant and Nakhamkin represents and warrants to the Company that neither the execution and delivery of this Agreement nor the provision of the Consulting Services contemplated hereby shall conflict with, result in a breach of the terms of, or constitute a default under any agreement or other instrument, or of any law or order of any Court of competent jurisdiction to which it is a party, or by which it is bound. Each of Consultant and Nakhamkin represents that it has had the opportunity to consult with legal counsel regarding this Agreement and the transactions contemplated hereunder.

         2. Amendment; Waiver. This Agreement may not be amended, supplemented, cancelled, modified or discharged, except by a written instrument executed and delivered by the party affected. No failure to express and no delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, and no waiver shall be inferred as a result of any custom or practice between or among the parties to this Agreement.

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         3. Applicable Law. Rights and obligations of the parties hereunder shall be construed, determined and enforced in accordance with the laws and decisions of the State of New York applicable to contracts executed and delivered and performed in such state, and exclusive of the conflict of laws or rules of the State of New York.

         4. Binding Effect, Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, successors and assigns. This Agreement may be assigned by the Company to an affiliate of the Company.

         5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         6. Headings. Any headings contained in this Agreement are for convenience of reference purposes only, and shall not affect the meaning or interpretation of this Agreement.

         7. Severability. The parties agree, having been advised by counsel, that the terms and provisions of this Agreement are fair and reasonable as of the signing of this Agreement. If notwithstanding that stipulation, any one or more terms, provisions, covenants or restrictions of this Agreement shall be determined by a Court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall be in no way affected, impaired or invalidated. If any one or more of the provisions contained in this Agreement shall for any reason be determined by a Court of competent jurisdiction to be excessively broad as to duration, geographical scope, activity or subject matter, it shall be construed, by limiting or reducing it, to be enforceable to the extent compatible with then applicable law.

         8. Notices. Any and all notices referred to herein shall be sufficient if furnished in writing, sent by certified mail, return receipt requested, to the party to receive such notice at the address specified below, or to such other address as such party may from time to time designate by delivery of a written notice to that effect to the other.

For the Company:                    Brooke (Overseas) Ltd.
                                    100 S.E. Second Street
                                    Miami, Florida 33131
                                    Attention:  Marc N. Bell
                                                General Counsel

For the Consultant:                 Belgrave Limited
                                    17 Paseo Illetas
                                    Palma de Mallorca
                                    Spain
                                    Attention:  Eduard Z. Nakhamkin
                                                President

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For Nakhamkin:                      Eduard Z. Nakhamkin
                                    Belgrave Limited
                                    17 Paseo Illetas
                                    Palma de Mallorca
                                    Spain

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date and year first above written.

                                                  BROOKE (OVERSEAS) LTD.

                                                  By /s/ Ronald J. Bernstein
                                                     ---------------------------
                                                     Name: Ronald J. Bernstein
                                                     Title: President

                                                  BELGRAVE LIMITED

                                                  By /s/ Eduard Z. Nakhamkin
                                                     ---------------------------
                                                     Name: Eduard Z. Nakhamkin
                                                     Title: President

                                                     /s/  Eduard Z. Nakhamkin
                                                     ---------------------------
                                                          Eduard Z. Nakhamkin



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                                                                         ANNEX A

                                 CONSULTING FEES

1. U.S. $1,231,900 shall be payable on December 31, 1996.

2. U.S. $4,000,000 shall be paid in quarterly installments of U.S. $250,000 each commencing on January 1, 1998 and ending on October 1, 2001; provided, however, that interest thereon (simple and not compounding) at the rate of 10% per annum shall only commence accruing on January 1, 1998 on the unpaid principal balance and shall be payable quarterly in arrears commencing on April 1, 1998 and only out of the operating profits of the Company and, if no interest is paid by the Company in the calendar years 1998 and/or 1999, such interest shall accrue and be payable in full on January 1, 2000 and, if no interest is paid by the Company in the calendar years 2000 and/or 2001, such interest shall accrue and be payable in full on January 1, 2002.

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